Consent of Independent Registered Public Accounting Firm	EXHIBIT 23(c)

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-140859), Form S-4 (No. 333-88443) and Form S-8 (Nos. 2-64560, 33-21748, 33-51453, 33-52841, 33-58205, 33-61795, 333-27381, 333-40271, 333-43730, 333-49183, 333-67414, 333-88443, 333-91027, 333-103518, 333-103519, 333-105080, 333-115185, 333-122932, 333-145015, 333-162910 and 333-170384) of The Dow Chemical Company of our report dated February 7, 2011, relating to the financial statements of Dow Corning Corporation, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
February 17, 2011

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